Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST ANNOUNCES

“AT-THE-MARKET” OFFERING

CHICAGO, March 13, 2014 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, announced today that it has filed a prospectus supplement under which it may from time to time sell up to 13,300,000 shares of its common stock through an “at-the-market” equity offering program, with an aggregate gross sales price of up to $200 million. The shares would be offered through Wells Fargo Securities, BofA Merrill Lynch, Baird, Jefferies, Mitsubishi UFJ Securities, Piper Jaffray, and UBS Investment Bank, each of whom may act as sales agent. This new program replaces the Company’s prior “at-the-market” equity offering program that it terminated on March 12, 2014.

Sales, if any, are anticipated to be made primarily in transactions that are deemed to be “at-the-market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in privately negotiated transactions. The Company intends to use the proceeds for general corporate purposes, which may include acquisitions and developments of properties and repayments or repurchases of debt. The offering would be made pursuant to a prospectus supplement, dated March 13, 2014, to the Company’s base prospectus, dated March 13, 2014, filed as part of its effective shelf registration statement.

You may obtain the prospectus supplement and the related prospectus by visiting EDGAR on the SEC website at www.sec.gov or the sales agents will arrange to send you the prospectus supplement and the related prospectus if you request it by contacting Wells Fargo Securities, 375 Park Avenue, New York, New York, 10152, telephone: (800) 326-5897; BofA Merrill Lynch, 222 Broadway, New York, New York 10038, email: dg.prospectus_requests@baml.com; Baird, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, telephone: (800) 792-2473, email: syndicate@rwbaird.com; Jefferies, 520 Madison Avenue, New York, New York 10022; Attn: Equity Syndicate Prospectus Department, telephone: (877) 547-6340, email: Prospectus_Department@Jefferies.com; Mitsubishi UFJ Securities, 1633 Broadway, 29th Floor, New York, New York 10019, telephone: (877) 649-6848; Piper Jaffray, 800 Nicollet Mall, J1 2S03, Minneapolis, Minnesota 55402, Attention Equity Capital Markets, telephone: (800) 747-3924, email: prospectus@pjc.com; or UBS Investment Bank, 299 Park Avenue, New York, New York 10171, telephone: (888) 827-7275.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security of the Company, nor will there be any offer, sale or solicitation of any security in any jurisdiction in which such offer, sale or solicitation would be unlawful.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 66.3 million square feet of industrial space as of December 31, 2013.

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Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications 312-344-4320

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